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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                             ---------------------




                                   FORM 8-K


                                CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):


                                JUNE 13, 2001





                      CONTINENTAL INVESTMENT CORPORATION
          (Exact name of registrant as specified in its charter)




       Georgia                        0-3743                   58-0705228
--------------------             ---------------         -----------------------
  (State or other                  (Commission               (IRS Employer)
   jurisdiction of                   File No.)             Identification No.)
   incorporation)






                10254 MILLER ROAD, DALLAS, TEXAS            75238
             (Address of principal executive offices)     (Zip Code)

                                 (214) 691-1100
            (Registrant's telephone number, including area code)

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ITEM 5: OTHER EVENTS.


       On June 14, 2001 Continental Investment Corporation (the "Company") filed a Motion to Close Case and Post-Confirmation Disclosure Document (the "Disclosure Document") with the United States Bankruptcy Court for the Northern District of Texas (Dallas Division) in Case No. 399-32947-RCM-11.
The Chapter 11 bankruptcy proceeding was commenced as an involuntary case on January 13, 1999, and the Company consented to an order for relief on December 6, 1999. Copies of the Disclosure Document were mailed to all interested parties including the stockholders of the Company, and are attached hereto as an exhibit.

       The Disclosure Document contains a summary of the bankruptcy proceeding, and significant events which have occurred after the confirmation of the Company's plan of reorganization. It also contains management's recommendation for an orderly liquidation and ultimate dissolution of the Company under applicable state law. Upon completion of an orderly liquidation of the Company it is possible that net proceeds from the liquidation may be available for distribution pro rata to stockholders of the Company. However, due to many uncertainties that exist beyond the Company's control, and the matters discussed in the Disclosure Document pertaining to the liquidation of the Company and its subsidiaries, there can be no assurance as to the timing and amount, if any, of distributions to the stockholders.

       In order for management's recommendations to be implemented, Georgia law requires that a majority of the stockholders entitled to vote at a meeting thereof must vote in favor of the proposal to liquidate the Company. Accompanying the Disclosure Document to each stockholder was a notice of a special stockholders' meeting to be held by written ballot and proxy on July 3, 2001. The sole proposal to be voted upon is the liquidation and dissolution of the Company.

       Upon the stockholders' approval of the liquidation of the Company, a disbursing agent will commence the orderly liquidation. In connection with the approval of the liquidation proposal, the Company will notify its market makers and the National Association of Securities Dealers, Inc. as to its liquidation and intent to dissolve. The Company anticipates that trading in the Company's common stock will cease shortly thereafter. The anticipated process of liquidation and dissolution is discussed in detail in the Disclosure Document.

       In the event approval of the liquidation does not occur, then management may call a further stockholders' meeting in an effort to obtain such approval.



ITEM 7: EXHIBITS.


     20.1 Motion to Close [Bankruptcy] Case and Post-Confirmation Disclosure Document, dated June 13, 2001, with exhibits including unaudited financial statements of the Company.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date Electronically Filed:  June 15, 2001.



                                       CONTINENTAL INVESTMENT CORPORATION



                                       By:  /s/ H. David Friedman
                                          ----------------------------
                                            H. David Friedman,
                                            Chairman and Chief Executive Officer